UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2022 (August 11, 2022)

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY CO LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

230 Park Avenue, Suite 1560

New York, NY 10169

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2022 annual meeting of members of Greenbacker Renewable Energy Company LLC (the “Company” or the “Registrant”) was held on August 11, 2022, to vote on the re-election of the members of the Company’s board of directors, by person or by proxy.

The voting results were as follows with respect to the re-election of the members of the Company’s board of directors:

Nominee	Total Votes For	Total Votes Withheld / Abstention	Against
David Sher	94,129,210.25	2,419,195.11	0
Charles Wheeler	94,426,717.42	2,121,687.93	0
Robert Brennan	93,937,064.97	2,611,340.39	0
Kathleen Cuocolo	94,600,002.32	1,948,403.04	0
(Independent)
Robert Herriott	94,019,391.81	2,529,013.55	0
(Independent)
David M. Kastin	93,909,399.65	2,639,005.71	0
(Independent)
Cynthia Curtis	94,649,045.25	1,899,360.11	0
(Independent)

Each candidate for re-election received the required number of votes for re-election to the board of the Company, to serve until their respective successors are elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2022	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director